Exhibit 10.37.2

Amendment No. 2 to the
Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan

This AMENDMENT NO. 2 to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the “Plan”) is effective as of May 20, 2009.

1.             Provisions Relating To Performance Stock Units.  Section 6.4(a) of the Plan shall be amended so as to read in its entirety (the amended portion is printed in bold):

(a) Restrictions on Transferability.  Except as otherwise provided in Section 6.6(a) or with the consent of the Committee, Performance Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.  Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto other than as provided in the Plan shall be void and of no effect.

2.             Except as modified hereby, the Plan as in effect immediately prior to this amendment shall remain in full force and effect.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.